Media Contacts:
Kathy Durr Juniper Networks, Inc. 408-745-5058 kdurr@juniper.net	Jill Shanks Peribit Networks, Inc. 408-330-5641 jshanks@peribit.com	Greg Ness Redline Networks, Inc. 408-369-3831 gness@redlinenetworks.com

Investor Relations Contact:
Michelle Levine
Juniper Networks, Inc.
408-936-2775
mlevine@juniper.net

JUNIPER NETWORKS TO ACQUIRE PERIBIT NETWORKS

AND REDLINE NETWORKS

Redefines Networking Market with Powerful Combination of Routing, Security and Application
Acceleration Technologies to Deliver Application Assurance

SUNNYVALE, CA – April 26, 2005 – Juniper Networks, Inc. (Nasdaq: JNPR) today announced it has signed definitive agreements to acquire Peribit Networks, Inc., a leader in Wide Area Network (WAN) optimization technology, and Redline Networks, Inc., a pioneer in the development of Application Front End (AFE) technology. The Peribit Networks acquisition is valued at approximately $337 million in cash, stock and assumed stock options. The Redline Networks acquisition is valued at approximately $132 million in cash and assumed stock options.

These acquisitions further Juniper Networks’ strategy to secure and assure the delivery and performance of applications over an IP network through best-in-class traffic processing. WAN optimization and Application Front End technologies are key elements in addressing the performance and security issues associated with an increasingly distributed and mobile enterprise. As applications become networked across distances, the ability for users to access them with security and assurance is compromised. WAN optimization technology enables distributed enterprises to deliver LAN-quality application performance over the WAN. Application Front Ends maximize the performance, flexibility and scalability of web-enabled enterprise data centers and sites. By combining these technologies with its best-in-class IP infrastructure and security solutions, Juniper Networks delivers a powerful and unique solution to address these issues head on. In doing so it has defined a new category — Application Assurance.

“Juniper Networks is capitalizing on its leadership position to redefine the networking market,” commented Scott Kriens, chairman and CEO, Juniper Networks. “The addition of application acceleration technologies to Juniper Networks’ best-in-class routing and security solutions is a natural extension of our traffic processing strategy. We are raising the bar on what users can and should expect from the network.”

According to Gartner, Inc., “Business demand for application-acceleration solutions increased dramatically during the past two years. While a number of stand-alone market segments were developed to solve specific application performance issues, we are seeing a rapid consolidation of the market into a more comprehensive application-acceleration market in which multifunction platforms are the norm.”*

Founded in early 2000, Peribit Networks develops WAN optimization appliances. Peribit Networks’ platforms and software provide customers with increased WAN capacity, faster application performance, prioritized application delivery and systemwide visibility of network and application performance. Peribit Networks’ solutions enable applications to run dramatically better over the WAN and their products have been installed in over 900 enterprise customers worldwide.

Also founded in early 2000, Redline Networks designs network solutions that maximize the performance, flexibility and scalability of web-enabled enterprise data centers and public web sites. The company’s family of Application Front Ends, deployed within the boundaries of corporate data centers, enables users to control and customize any web-based environment while reducing infrastructure cost and complexity. Redline Networks has over 350 enterprise customers.

The Peribit Networks acquisition is expected to close in the third quarter of 2005 and is subject to certain customary closing conditions, including Hart Scott Rodino (HSR) approval. The Redline Networks acquisition is expected to close in the second quarter of 2005 and is subject to certain customary closing conditions.

The combined revenue for both Peribit Networks and Redline Networks was approximately $40M in 2004. The combined impact of Peribit Networks and Redline Networks, as well as Kagoor Networks, which is expected to close shortly, will be 1 to 2 cents dilutive to earnings per share in the second half of 2005 and accretive to earnings per share in 2006.

Conference Call
Juniper Networks will host a conference call web cast today, April 26, 2005 at 1:45 p.m. (Pacific Time). The conference call can be accessed by dialing 800-238-9065 or 212-676-5272 for international callers, or live over the Internet at: http://www.juniper.net/company/investor/announcement.html. The conference call will be archived on the Juniper Networks website until May 26, 2005. A replay will be accessible by telephone after 3:00 p.m. Pacific Time through May 3, 2005 by dialing 800-633-8284 (or 402-977-9140), reservation number: 21245371. The replays will be available 24 hours/day, including weekends.

About Peribit Networks, Inc.
Peribit Networks improves business efficiencies by resolving the technical limitations of WANs. The company’s integrated PeriSphere architecture accelerates application performance, simplifies application rollouts, facilitates data center consolidation, and improves disaster recovery, backup, and regulatory compliance. Peribit Sequence Reducer and Sequence Mirror platforms, combined with the Sequence Reduction System and PeriScope Central Management System software, accelerate applications, increase WAN capacity, enable application control, and provide unprecedented visibility into WAN performance. The result: greater employee productivity, more efficient use of WAN resources, and rapid return on IT investments. Peribit Networks is a privately-held company based in Santa Clara, Calif. and is backed by Accel Partners, Foundation Capital and Mayfield. For more information, visit the company’s website at www.peribit.com.

About Redline Networks, Inc.
Redline Networks designs and manufactures network appliances that maximize the performance, flexibility, availability, security and scalability of Web-enabled applications. The company’s family of E|X application front end network appliances, deployed at corporate data centers, and T|X Web I/O processors, used by Web sites, enable users to control and customize any HTTP-based environment while reducing infrastructure cost and complexity. Redline Networks is a privately-held company based in Campbell, Calif. Redline Networks is backed by Advanced Technology Ventures, Charles River Ventures and private investors. For more information on Redline Networks and its products, visit http://www.RedlineNetworks.com.

About Juniper Networks, Inc.
Juniper Networks is the leader in enabling secure and assured communications over a single IP network. The company’s purpose-built, high performance IP platforms enable customers to support many different services and applications at scale. Service providers, enterprises, governments and research and education institutions worldwide rely on Juniper Networks to deliver products for building networks that are tailored to the specific needs of their users, services and applications. Juniper Networks’ portfolio of proven networking and security solutions supports the complex scale, security and performance requirements of the world’s most demanding networks. Additional information can be found at www.juniper.net.

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Juniper Networks, the Juniper Networks logo, NetScreen, NetScreen Technologies, the NetScreen logo, NetScreen-Global Pro, ScreenOS, and GigaScreen are registered trademarks of Juniper Networks, Inc. in the United States and other countries.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, and overall future prospects, including but not limited to, the completion of the acquisition of Peribit Networks, Redline Networks and Kagoor networks and the possible effect of the acquisition on Juniper Networks’ future earnings, are forward looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; increases in competition; the timing of orders and their fulfillment; availability and cost of key parts and supplies; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of our products and services; rapid technological and market change; adoption of regulations or standards affecting our products, services or industry; the ability to successfully acquire, integrate and manage Peribit Networks’ and Redline Networks’ businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in our most recent report on Form 10-K filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

*Gartner Research “Application-Acceleration Market Driven by Demand for Highly Integrated Solutions” by Joe Skorupa, Mark Fabbi. December 30, 2004.